SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2002

DICUT, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-30161	52-2204952
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2150 Northwest Parkway, N.E., Suite H, Marietta, Georgia 30067

(Address of principal executive offices) (Zip Code)

(770) 952-2654

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition Or Disposition Of Assets

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

On November 21, 2002, Beckstead and Watts, LLP ("Beckstead"), the Company's independent auditor, resigned. Beckstead's report for the year ended March 31, 2002 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, other than the qualification of the financial statements as having been prepared on a going concern basis. For the fiscal years ended March 31, 2001 and 2002, and the interim period from April 1, 2002 to November 21, 2002, the date the relationship ended, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Beckstead to respond fully to the inquiries of the successor accountant concerning its dismissal. The Company has not retained an independent public auditor to replace Beckstead at this time.

Item 5. Other Events.

Not applicable.

Item 6. Resignations Of Directors And Executive Officers.

Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable.

(b) Pro Forma Financial Information: Not applicable.

(c) Exhibits:

Regulation S-B Number	Exhibit
16.1*	Resignation letter from Beckstead and Watts, LLP dated November 20, 2002
16.2	Letter from Beckstead and Watts, LLP dated December 12, 2002

*Filed with the original Form 8-K.

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
DICUT, INC.

Dated: December 13, 2002	/s/ Pierre Quilliam
By: Pierre Quilliam, President